EXHIBIT 10.3

October 25, 2017
Eileen Sweeney

Dear Eileen:

This Separation Agreement and Release (“Agreement”) sets forth the pay and benefits for which you are eligible in connection with your separation from employment with Iron Mountain and supersedes Iron Mountain’s offer dated October 5, 2017.

If you choose not to accept this Agreement, you need not take any action. You will be paid all earned wages, including accrued unused vacation in accordance with Iron Mountain policy, through your Termination Date.

For purposes of this Agreement, Iron Mountain shall include Iron Mountain Incorporated and its subsidiary and affiliated companies (collectively “Iron Mountain” or the “Company”).

1.    Effective Termination Date. Your employment with Iron Mountain will terminate on October 5, 2017 (“Termination Date”).

2.    Payments.

(a)	Severance Pay.
Iron Mountain will provide you with pay continuation for 39 weeks calculated at your current base compensation rate and paid biweekly on Iron Mountain's regularly scheduled payroll dates. Your first payment will be retroactive to your Termination Date (conditioned upon your signing this Agreement and your not exercising your right of rescission under Paragraph 18(e)) and will occur in Iron Mountain’s regular payroll for the first payroll cycle after expiration of the Rescission Period set forth in Paragraph 18(e) of this Agreement.

(b)	Incentive Compensation.
Employees eligible for an annual incentive compensation (“IC”) bonus for fiscal year 2017, and whose Termination Date occurs between July 1, 2017 to December 31, 2017, will receive an IC payment on or prior to March 15, 2018 prorated based on the eligible incentive opportunity through their Termination Date. Thus, your pro rata IC bonus payment will be based upon your employment from January 1, 2017 through and until October 5, 2017. The IC payment will be determined under the SET bonus program. To apply the proration, Iron Mountain will calculate your prorated salary from January 1, 2017 through your Termination Date of October 5, 2017.  The bonus will then reflect actual performance against the SET bonus goals based upon your prorated salary. In addition, the final payout will reflect an individual modifier of 0%, i.e., no increase or decrease from the calculated team result for individual performance.

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(c)	Withholdings and Deductions. The Company will withhold from the payment(s) under this Paragraph 2 applicable tax withholdings and authorized deductions.

3.    Authorized Deductions.

(a)
You hereby authorize the Company to deduct from the severance payments(s), to the fullest extent permissible by law, including but not limited to (i) undocumented and unauthorized travel and expense reimbursement; (ii) negative vacation balance or overpayment of compensation; and (iii) any unpaid balance on your corporate American Express Card.

(b)	You agree to provide the Company, within 30 days of your Termination Date, all travel and expense related documentation for which you have received or are seeking reimbursement.

4.    Benefits.

(a)	Termination of Benefits. Except as specifically provided herein, all Company benefits will terminate on your Termination Date.

(b)
COBRA. You may elect to continue your health and dental coverage at your own expense for up to 18 months from your Termination Date pursuant to the Comprehensive Omnibus Budget Reconciliation Act (“COBRA”). Information about COBRA coverage will be sent by the Company’s COBRA third party administrator to your home address on record in Iron Mountain’s Human Resource Information System. The Company will contribute towards your COBRA costs until 7/5/18 in the amount of the Company contributions for medical and dental coverage when you were actively employed.

(c)
Benefits after Termination. Certain Company benefits such as our life insurance may be converted into an individual policy of insurance at your own expense. Please see memo titled “When You Leave Iron Mountain” for additional information regarding the treatment of your benefits following termination.

(d)
Equity Grants.  Notwithstanding anything to the contrary in the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan or the Iron Mountain Incorporated 2002 Stock Incentive Plan, any agreements thereunder, or amendments to either, the following treatment shall apply to your Iron Mountain equity grants:

(i)    Your outstanding grants of Restricted Stock Units (“RSUs”) and stock options shall be credited with an additional 39 weeks of vesting service and will accelerate after expiration of the Rescission Period set forth in Paragraph 18(e) of this Agreement. You will have 60 days from your Termination Date to exercise any vested stock options.
(ii)       With respect to any outstanding Performance Units that are earned based on the performance criteria and performance period applicable to the award, you will be entitled to the following:

Year of Grant
2017 Grant	33.3% of the PUs
2016 Grant	66.6% of the PUs
2015 Grant	100% of the PUs

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In no event, however, will the applicable Performance Unit settle earlier than the original date provided pursuant to the applicable Performance Unit Agreement. In no event will any Performance Units that have not been earned in accordance with the terms of the award or this Agreement be delivered.

5.    Unemployment Compensation. Eligibility for state unemployment compensation benefits is determined by applicable state law.

6.    Outplacement Assistance. Iron Mountain will pay for three (3) final sessions for you with your current Korn Ferry executive coach. Invoices for those sessions are to be sent directly to the attention of Iron Mountain’s EVP & Chief People Officer.

7.    Future Employment. By entering into this Agreement, you acknowledge and agree that you are waiving any rights to reinstatement or rehire with the Company. If you are rehired by Iron Mountain, you will be treated as a new hire for purposes of any future severance or transition pay.

8.    Release of Claims.

(a)
In exchange for the promises and payments described in this Agreement, you (on behalf of yourself and your heirs, executors, administrators and assigns) hereby release and forever discharge Iron Mountain Incorporated, its subsidiaries, divisions, and affiliated entities, and all of their respective present and former officers, directors, shareholders, trustees, employees, agents, representatives, consultants, predecessors, successors and assigns, in their official and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, causes of action, legal disputes, liabilities or damages of any nature whatsoever, both in law and equity, which you have had, now have, or may have in the future, against the Released Parties, whether or not either known to you now or discovered by you hereafter (collectively referred to as “Claims”).

(b)
Scope of Claims Release. This general Release of Claims includes, without limitation, all Claims relating to your employment and termination of employment with the Company, the Company’s employment and business practices, the compensation and benefits provided to you by the Company, all contract and tort Claims, all Claims for reinstatement, severance pay, attorney’s fees or costs, all Claims for retaliation of any kind, All Claims under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act of 1990, 29 U.S.C. § 626(f) (“OWBPA”), the Family and Medical Leave Act, the Worker Adjustment Retraining and Notification Act (“WARN”), and any amendments to the foregoing statutes, and any other federal, state or local statute, regulation, ordinance or common law creating employment-related causes of action, and all claims related to or arising out of your employment or the termination of your employment with Iron Mountain.

(c)
Claims Excluded From Release. Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Release of Claims does not include and will not preclude (i) claims under the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. et seq.) for vested benefits under the Iron Mountain 401(k) plan, or any other qualified retirement plan; (ii) claims for benefits under state workers’ compensation statutes; (iii) claims under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); (iv) claims, actions , or rights arising under or to enforce the terms of this Agreement; and (v) any claim that cannot be released under applicable law.

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(d)
Full Satisfaction. You agree to accept the provision set forth in this Agreement in full satisfaction of all Claims, including but not limited to all claims for compensation or benefits, which you may have against the Released Parties. Except as otherwise set forth in this Agreement, you agree that the Company has fully satisfied any and all obligations whatsoever owed to you arising out of your employment with the Company. The parties agree that this provision is intended to release the Released Parties from any and all liability to the fullest extent permitted by law.

(e)
(For California employees only.) You expressly waive and release any and all rights and benefits under Section 1542 of the Civil Code of the State of California, which reads as follows: “A general release does not extend to claims which the creditor [Employee] does not know or suspect to exist in his or her factor at the time of executing the release, which, if know by him or her, must have materially affected his or her settlement with the debtor [Employer].”

(For Massachusetts employees only.) You specifically agree to waive the provisions of the Massachusetts Wage Act, M.G.L. c. 149 and in so doing you explicitly waive any claims for unpaid wages.

(f)
You agree and represent that no complaint, lawsuit or investigation has been brought, filed or initiated by you, or by any agent or representative on your behalf, in any local, state or federal court or governmental agency. You hereby agree that neither you nor any representative or agent will ever assert in any forum any claim as to which this release of claims may lawfully be applied. You hereby agree, to the fullest extent permitted by law, that you will not join, assist or voluntarily participate in any lawsuit or class action brought or filed against the Released Parties. Nothing in this Agreement, including this Paragraph 8 (“Release of Claims”) and Paragraph 11 (“Confidentiality/Non-Disparagement/Cooperation”), restricts or prohibits you from communicating with, providing testimony before, providing confidential information to, or filing or cooperating in a claim or investigation directly with a self-regulatory authority or a government agency or entity (without the need to seek the Company’s prior approval), including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”) or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation or receiving an award from any Regulator that provides awards for providing information. However, to the maximum extent permitted by law, you are waiving your right to receive any individual monetary relief from the Released Parties resulting from such claims.

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9.    Iron Mountain Employee Confidentiality, Non-Competition, Non-Solicitation and Assignment of Inventions Agreement. You hereby acknowledge and affirm your continuing obligations under the Iron Mountain Employee Confidentiality, Non-Competition, Non-Solicitation and Assignment of Inventions Agreement, or such similar agreement signed by you as a condition of your employment with Iron Mountain that protects the company’s confidential information, intellectual property and customer relationship (collectively referred to as “Employee Agreement”).  Notwithstanding the foregoing, the non-competition period set forth in Section 3 of the Employee Agreement is reduced from two years to one year. The Employee Agreement shall continue in full force and effect and is incorporated into this Agreement by reference. Except as specifically provided herein there are no other changes to the Employee Agreement including but not limited to the two year non-solicitation restrictions set forth in Section 4 of the Employee Agreement. You acknowledge that your continued compliance with the Employee Agreement (as specifically modified in this Paragraph 9) is a condition of your receiving the severance payments and benefits provided in this Agreement. If there is a specific employment opportunity that you are considering, you can request an exception to Section 3 (as specifically modified herein) in an email to the attention of Iron Mountain’s EVP and Chief People Officer. Any exception to Employee Agreement must be agreed to in writing by Iron Mountain’s EVP and Chief People Officer, who will endeavor to respond within 10 business days of receipt of your email.

10.    Return of Property. All equipment, documents and materials provided to you during your employment with Iron Mountain are the sole property of Iron Mountain. You agree to return to Iron Mountain all such property within your possession or control, including, but not limited to, laptop and related devices, phone, credit cards, customer and vendor records and other documents and materials, whether hard copy or electronic form, and all copies thereof, and all other property belonging to Iron Mountain no later than the Termination Date. You further agree to provide any passwords or security codes necessary for Iron Mountain to access the above materials no later than your Termination Date. By signing this Agreement, you hereby acknowledge that you have complied with the obligations under this Paragraph 10.

11.    Confidentiality/Non-Disparagement/Cooperation.

Except as required by law and as otherwise provided in Paragraph 8(f) and this Paragraph 11, you agree:

(a)
You will not disclose this Agreement and its terms, or the facts and circumstances leading to any Claims as defined by Paragraph 8(a) of this Agreement, to any person, firm or entity, except to your spouse, accountant(s), financial planner(s) and attorney(s), and to them only if they agree to keep this Agreement and its terms confidential. Nothing herein is intended to preclude you from (i) reporting alleged violations of law to governmental agencies to the extent that such laws prohibit such restrictions; or (ii) disclosing this Agreement to your state unemployment office.

(b)
You will not disparage the Company, its management, products, business practices or strategy. The obligation of non-disparagement set forth in this Paragraph 11(b) includes disparagement in any form or forum, including but not limited to any print or electronic media, social networking site, blog, tweet, website, and statements to or in the press including any trade press. You are permitted to provide truthful information in response to a legal subpoena or other legal process.

(c)
You will cooperate with the Company and its legal counsel in connection with any current or future litigation, investigation or other legal matters involving the Company about which you have knowledge or information and to make yourself available at mutually convenient times and reasonable locations. The Company will reimburse you for reasonable travel expenses incurred by you as a result of, and directly related to, your cooperation. Your obligation to cooperate shall continue after your Termination Date.

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12.    Remedies. If you breach any term of this Agreement, Iron Mountain may commence legal action and pursue its available legal and equitable remedies, including, but not limited to, suspending and recovering any and all payments and benefits made or to be made under this Agreement. In the event of your breach of any term of this Agreement, you will be responsible for Iron Mountain’s costs incurred, including attorneys’ fees, in enforcing its rights under this Agreement.

13.    Successors and Assigns. The rights and obligations of this Agreement shall inure to the benefit of the successors and assigns of Iron Mountain. This Agreement may not be assigned by you.

14.    Enforceability; Severability. If a court finds any term of this Agreement to be invalid or unenforceable, the parties agree that the court shall modify such term to make it enforceable to the maximum extent possible. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions, or any part, hereof.

15.    Law Governing; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles. You agree that all disputes arising under or out of this Agreement shall be brought in a court of competent jurisdiction within the Commonwealth of Massachusetts and you hereby consent to exclusive jurisdiction in such court with respect to all such disputes.

16.    Entire Agreement; No Representations. This Agreement constitutes the entire agreement between you and Iron Mountain concerning the terms and conditions of your separation from employment with Iron Mountain and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between you and Iron Mountain, except as otherwise specifically referenced herein. You agree that Iron Mountain has not made any representations or promises to you regarding the meaning or implication of any provision of this Agreement other than as stated herein.

17.    Modification and Waiver. This Agreement may be amended or modified only by a written instrument signed by you and an authorized representative of Iron Mountain. The failure of you or Iron Mountain at any time to require the performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same provision.

18.    Knowing and Voluntary Waiver of Legal Claims. Because you are waiving certain legal claims against Iron Mountain under Section 8 of this Agreement in exchange for the receipt of the compensation and benefits set forth in this Agreement, you acknowledge and agree that:

a)	This waiver is part of the Agreement between yourself and the Company, and it is written in a manner that you understand;

(a)	In signing this Agreement, you are not waiving rights or claims that may arise after the date that this Agreement becomes effective;

(b)	You have the right to review this Agreement with an attorney before signing the Agreement, and you have voluntarily chosen whether or not to consult with counsel before signing the Agreement;

(c)
You may take up to 21 days to review this Agreement before you decide to sign the Agreement, and if you sign the Agreement before the end of that 21-day period, you have intentionally waived the remainder of this review period.

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(d)
Should you choose to execute this Agreement, you have an additional period of 7 days from the date of execution to change your decision to enter into the Agreement and rescind your signature (the “Rescission Period”). This Agreement shall not become enforceable until this Rescission Period has expired. If you choose to rescind the Agreement you must deliver a written and signed notice of your rescission to: Iron Mountain, Attn: Payroll – 1000 Campus Drive, Collegeville, PA 19426.

(e)	By signing this Agreement, you acknowledge that you have read this Agreement, that you fully understand its terms, and that you have entered into this Agreement knowingly and voluntarily.

Please indicate your acceptance of this Agreement by signing and dating both copies in the space provided below and returning one copy in the enclosed envelope to: Iron Mountain, Attn: Payroll – 1000 Campus Drive, Collegeville, PA 19426 on or before November 2, 2017 Please keep the other copy for your records.

Note: This Agreement should not be signed by you prior to your Termination Date.

Very truly yours,
Deirdre Evens
EVP, Chief People Officer

ACCEPTED AND AGREED:
________________________________         Date: _____________________
Eileen Sweeney

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